Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of ADTRAN, Inc. on Form S-8 of our reports dated January 13, 1998, on our audits of the financial statements and financial statement schedule of ADTRAN, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which reports are incorporated by reference in this annual report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.
    Coopers & Lybrand L.L.P.
    Birmingham, Alabama
    March 30, 1998